    As filed with the Securities and Exchange Commission on November 15, 2001
                                                            Registration No. [ ]
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                             THE QUIGLEY CORPORATION
             (Exact name of registrant as specified in its charter)

            NEVADA                                       23-2577138
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                                 Kells Building
                             621 Shady Retreat Road
                         Doylestown, Pennsylvania 18901

                              The 1997 Stock Option Plan
                           of the Quigley Corporation,
                                   as amended

                                 Guy J. Quigley
                      President and Chief Executive Officer
                                 Kells Building
                             621 Shady Retreat Road
                         Daylestown, Pennsylvania 18901

                                 (215) 345-0919
          (Telephone number, including area code, or agent for service)

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                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

       Title Of                       Amount             Proposed              Proposed                Amount Of
      Securities                       To Be             Maximum                Maximum              Registration
   To Be Registered              Registered(1)(2)        Offering              Aggregate                Fee(3)
                                                          Price                Offering
                                                        Per Share(3)           Price(3)
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Common Stock, par                  1,500,000               $1.37               $2,055,000               $514.00
value, $.0005 per share.

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(1)         Pursuant to Rule 416, the  registration  statement  also covers such indeterminate  additional  shares  of  Common  Stock  as may  become issuable  as a result  of any  future  anti-dilution  adjustment  in accordance  with the  terms  of the  1997  Stock  Option  Plan  (the
            "Plan").
(2)         The number of shares  available  for the grant of options  under the
            Plan has been increased from 1,500,000 to 3,000,000.
(3)         Pursuant to Rule 457(h),  the offering  price per share,  solely for the purpose of  determining  the  registration  fee, is based on the
            average   of  the  bid  and  the  ask  price  of  $1.51  and  $1.55, respectively,  of the  Company's  Common  Stock as  reported  by the
            NASDAQ Stock Market ("NASDAQ") on November 14, 2001.

                              EXPLANATORY STATEMENT

                        A total  of  1,500,000  shares  of  Common  Stock of the
            Quigley  Corporation were registered by the Company on Form S-8 (No.
            333-61313)  which  shares  of  Common  Stock  are  to be  issued  in connection  with the Company's  1997 Stock Option  Plan).  On May 4,
            2001, the  stockholders of the Company  approved an amendment to the
            Plan to increase the number of shares of Common Stock issuable under the Plan from 1,500,000 shares to 3,000,000 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            ITEM 3.     Incorporation of Documents by Reference.

                        The  Registration  Statements  on  Form  S-8,  File  No.
            333-61313 is incorporated by reference herein.

                                      -2-

Item 8.
Exhibits.
Exhibit No.                   Description of Document
-----------                   -----------------------

5.1                           Opinion  of Olshan  Grundman  Frome  Rosenzweig  &
                              Wolosky LLP

10.1                          Amendment No. 1 to 1997 Stock Option Plan

23.1                          Consent of PricewaterhouseCoopers LLP

                            [SIGNATURE PAGE FOLLOWS]

                                      -3-

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act,  The Quigley
Corporation  certifies that it has  reasonable  grounds to believe that it meets all of the  requirements  for  filing  on  Form  S-8 and has  duly  caused  this
Registration Statement to be signed on its behalf by the undersigned,  thereunto duly  authorized,  in the  Township  of  Doyelstown,  State of  Pennsylvania  on
November 13, 2001.

                                            THE QUIGLEY CORPORATION
                                            a Nevada corporation

                                            By: /s/ Guy J. Quigley
                                               ---------------------------
                                                  Guy J. Quigley
                                                  President and Chief
                                                  Executive Officer

                                      -4-

            Pursuant  to  the   requirements   of  the   Securities   Act,  this
Registration  Statement  on Form S-8 has been signed by the  following  persons, including a majority of the Board of  Directors,  in the  capacities  and on the date indicated.

            SIGNATURE                         TITLE                  DATE
            ---------                         -----                  ----

/s/ Guy J. Quigley                   President, Chief                11/13/2001
-----------------------------        Executive Officer and
Guy J. Quigley                       Director

/s/ Charles A. Phillips              Executive Vice President,       11/13/2001
-----------------------------        Chief Operating Officer
Charles A. Phillips                  and Director

/s/ George S. Longo                  Chief Financial Officer         11/13/2001
-----------------------------        and Director
George S. Longo

/s/ Eric H. Kaytes                   Chief Information Officer       11/13/2001
-----------------------------        and Secretary
Eric H. Kaytes

/s/ Jacqueline F. Lewis              Director                        11/13/2001
-----------------------------
Jacqueline F. Lewis

/s/ Rounsevelle W. Schaum            Director                        11/13/2001
-----------------------------
Rounsevelle W. Schaum

                                      -5-